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                                                                    Exhibit 21.1

LIST OF SUBSIDIARIES

GLIMCHER REALTY TRUST ("GRT") HAS THE FOLLOWING SUBSIDIARIES:

1. Glimcher Properties Corporation, a Delaware corporation (100% shareholder);

2. Glimcher Properties Limited Partnership, a Delaware limited partnership (approximately 90% limited partnership interest);

3. Glimcher Johnson City, Inc., a Delaware corporation (100% shareholder);

4. Glimcher Dayton Mall, Inc. a Delaware corporation (100% shareholder);

5. Glimcher Colonial Trust, a Delaware business trust (100% shareholders);

6. Glimcher Colonial Park Mall, Inc., a Delaware corporation (100% shareholder); and

7. Glimcher Tampa, Inc., a Delaware corporation (100% shareholder ).

GLIMCHER PROPERTIES CORPORATION HAS THE FOLLOWING SUBSIDIARIES:

1. Glimcher Holdings, Inc., a Delaware corporation (100% shareholder);

2. Glimcher Centers, Inc., a Delaware corporation (100% shareholder);

3. Glimcher Grand Central, Inc., a Delaware corporation (100% shareholder);

4. Glimcher York, Inc., a Delaware corporation (100% shareholder).

GLIMCHER PROPERTIES LIMITED PARTNERSHIP HAS THE FOLLOWING SUBSIDIARIES:

1. Glimcher Holdings Limited Partnership, a Delaware limited partnership (99% limited partnership interest);

2. Glimcher Centers Limited Partnership, a Delaware limited partnership (99% limited partnership interest);

3. Grand Central Limited Partnership, a Delaware limited partnership (99% limited partnership interest);

4. Glimcher York Associates Limited Partnership, a Delaware limited partnership (99% limited partnership interest);

5. Glimcher University Mall Limited Partnership, a Delaware limited partnership (99% limited partnership interest);

6. Morgantown Mall Associates Limited Partnership, an Ohio Limited partnership (99% limited partnership interest);

7. Olathe Mall LLC, a Colorado limited liability company (approximately 82% member interest);

8. Johnson City Venture LLC, a Delaware limited liability company (approximately 32% member interest);


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 9. Dayton Mall Venture LLC, a Delaware limited liability company (39% member interest);

10. Colonial Park Mall Limited Partnership, a Delaware limited partnership (39% limited partners);

11. Glimcher New Jersey Metro Mall LLC, a Delaware limited liability company (50% member interest); and

12. Glimcher Development Corporation, a Delaware corporation (95% shareholder).